For Immediate Release
                                                       ---------------------

                                                       Contact: Anthony P. Costa
                                                       Chief Executive Officer
                                                       Chairman of the Board
                                                       (845) 451-7801


                    ES BANCSHARES, INC. ANNOUNCES 2007 THIRD
                  QUARTER AND NINE-MONTH RESULTS OF OPERATIONS

Newburgh, New York, November 9, 2007 - ES Bancshares, Inc. (the "Company") (OTCBB: ESBS), the holding company for Empire State Bank (the "Bank"), today reported the results of its operation for the third quarter and first nine months of 2007. For the quarter ended September 30, 2007, the Company posted a net loss of $138,000 or ($0.08) per diluted share, compared to a net loss of $581,000, or ($0.34) per diluted share, for the quarter ended September 30, 2006. For the nine months ended September 30, 2007, the net loss was $465,000, or ($0.27) per diluted share, compared to a net loss of $1.2 million, or ($0.72) per diluted share, for the nine months ended September 30, 2006.

Commenting on the Company's results, Anthony P. Costa, Chairman of the Board and Chief Executive Officer, stated, "We are pleased to report on the Company's increased quarterly earnings, which improved by 76% over the third quarter of 2006. Maintaining our steady focus on building our basic banking business and the quality of our asset base has not only led us to today's results, but we expect will also guide us through the challenging economic times that lie ahead."

Net Interest Income
-------------------

Net interest income for the quarter and nine-month period ended September 30, 2007 increased by $115,000, or 20.0%, to $689,000 and by $425,000, or 27.5%, to
$1,972,000, respectively, as compared to the comparable quarter and nine-month period ended September 30, 2006. These higher earnings were primarily attributable to the growth and change in the composition of the Company's interest earning assets coupled with the increases in the interest bearing and non-interest bearing funding liabilities.

Interest Income
---------------

Total interest income for the quarter and nine-month period ended September 30, 2007 increased by $302,000, or 22.8%, to $1.6 million, and by $1.5 million, or 46.1%, to $4.7 million, respectively, as compared to the comparable quarter and nine-month period ended one year earlier. These increases were primarily due to the growth in the Company's commercial real estate and commercial loan portfolios that were funded in part from decreases in its relatively lower yielding Federal Funds Sold and non-earning cash.

Interest Expense
----------------

Interest expense for the third quarter and nine-month period ended September 30, 2007 increased by $187,000, or 25.0%, to $935,000, and by $1,051,000, or 63.5%,
to $2.7 million, respectively, as compared to the comparable periods in 2006. These increases were principally due to increases in short-term interest rates and higher average balances in the Company's portfolio of interest-bearing deposits.

Non-Interest Income
-------------------

For the quarter and nine-month period ended September 30, 2007, non-interest income increased by $68,000, or 64.8%, to $173,000, and by $153,000, or 58.0%,
to $417,000 as compared to the same quarter and nine-month period ended the prior year. These increases in income were primarily attributable to higher levels of service charges and loan origination fees resulting from the Company's expanding customer base, and earnings from the sale of annuities. Earnings from the net gains on sale of real estate mortgage loans held for sale increased $39,000, or 130.0% for the quarter ended September 30, 2007 as compared to the quarter ended September 30, 2006. Over the comparable nine-month periods ended September 30, 2007 and 2006 the net gains on sale of real estate mortgage loans held for sale decreased $9,000, or 6.3% to $135,000 from $144,000, respectively.

Non-Interest Expense
--------------------

Non-interest expense totaled $973,000 for the quarter ended September 30, 2007, which represented an increase of $57,000, or 6.2% from $916,000 for the quarter ended September 30, 2006. For the nine-month period ended September 30, 2007, non-interest expense increased $157,000, or 5.9%, to $2.8 million as compared to the first nine months of 2006. These increases were attributable to the investment in staff compensation programs and other initiatives and activities attendant to the Company's ongoing operation and overall growth, including data processing services, advertising, shareholder communications and costs associated with the introduction of the Bank's new online banking and bill paying services.

Financial Condition
-------------------

At September 30, 2007, the Company's assets totaled $97.7 million, which included net loans of $71.2 million and total securities of $10.1 million, comprised primarily of U.S. government sponsored agency notes and Ginnie Mae mortgage backed securities. The increase in total assets of $4.6 million, or 5.0%, from December 31, 2006 resulted predominantly from the growth in total loans, net, which increased $10.2 million, or 16.7%. That growth included increases of $2.4 million in commercial loans and commercial lines of credit, $9.3 million in real estate mortgage loans, and $1.1 million in home equity and consumer loans that were partially mitigated by a $2.6 million decrease in construction loans. The increase in total loans was funded by a $4.5 million, or 5.2% increase in total deposits from $81.5 million at December 31, 2006 to $86.0 million at September 30, 2007, and reductions in cash and Federal Funds Sold.

Asset Quality
-------------

At and for the nine-month period ending September 30, 2007, the Company had one non-accrual loan in the amount of $10,000. Previously, and despite the continual expansion of its loan portfolio, the Company did not have any non-performing loans or assets. Management will continue to apply prudent risk management and quality underwriting standards as it pursues continued growth in its diverse credit portfolios.

Capital Ratios
--------------

The Company's capital ratios are not significantly different than those for the Bank and exceed all regulatory requirements at September 30, 2007. The Bank's Tier I leverage, Tier I risk-weighted and total risk-weighted capital ratios were 10.4%, 12.8% and 13.6%, respectively, at September 30, 2007. Each of these ratios is in excess of the regulatory guidelines for a "well capitalized" institution, the highest regulatory capital category.

About ES Bancshares, Inc. and Empire State Bank
-----------------------------------------------

Empire State Bank, N.A. is a nationally chartered stock commercial bank that was founded in 2004. ES Bancshares, Inc. is the holding company for the Bank and was formed in 2006. The Bank operates as a community-oriented institution offering a broad array of financial services to meet the needs of the communities it serves. The Bank is headquartered in the town of Newburgh in Orange County, New York and operates an additional branch in the city of New Paltz, Ulster County, New York, and two loan production offices, one in the New York City borough of Staten Island, New York, and one in the village of Lynbrook in Nassau County, New York. The Bank's deposits are insured up to the maximum allowable amount by the Bank Insurance Fund of the FDIC. For more information, visit the Bank's website at www.esbna.com.
           --------------


This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.